Exhibit 99.1

CYS Investments, Inc. Announces Third Quarter 2013 Financial Results

For Immediate Release
NEW YORK, NY – October 16, 2013– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Summary Results

•	September 30, 2013 net asset value per common share of $10.10 after declaring a $0.34 dividend per common share on September 9, 2013.

•	September 30, 2013 leverage ratio of 6.5 to 1.

•	GAAP net income available to common shares of $25.4 million, or $0.14 per diluted common share.

•	Core Earnings plus Drop Income of $61.2 million, or $0.36 per diluted common share ($0.23 Core Earnings and $0.13 Drop Income).

•	Operating expenses of 1.13% of average net assets.

•	Interest rate spread net of hedge including drop income of 1.66%.

•	Weighted average amortized cost of Agency RMBS of $102.57.

•	The Company repurchased 5.9 million shares under its share repurchase program, with a weighted average purchase price of $7.77, for approximately $46.1 million in the aggregate.

Leverage & Liquidity
The Company continued to reduce its leverage during the quarter to minimize the adverse impacts of expected volatility in interest rates, ending the third quarter of 2013 with a leverage ratio of 6.5 to 1, compared to 7.5 to 1 at June 30, 2013.
At September 30, 2013, the Company’s liquidity position, consisting of unpledged Agency RMBS, U.S. Treasuries and cash and cash equivalents, was approximately $1.3 billion, or 65.9% of net assets, compared to $1.3 billion, or 65.4% of net assets at June 30, 2013.

Portfolio
During the third quarter of 2013, the Company reduced its Agency RMBS portfolio from $17.2 billion at June 30, 2013 to $14.4 billion at September 30, 2013. The following table details the Company's portfolio at June 30, 2013 and September 30, 2013.

	September 30, 2013		June 30, 2013
	Fair Value (in billions)	% of Total	Fair Value (in billions)	% of Total
15 Year Fixed Rate	$6.2	43%	$5.8	34%
20 Year Fixed Rate	0.1	1%	1.0	6%
30 Year Fixed Rate	6.0	42%	7.8	45%
Hybrid ARMs	2.1	14%	2.6	15%
Total	$14.4	100%	$17.2	100%

At September 30, 2013, the Company’s Agency RMBS portfolio was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 120 months to reset. The portfolio is comprised of 68.1% 2013 production; 19.1% 2012 production; 9.8% 2011 production; 2.8% 2010 production; and 0.2% 2009 production. Additional information about our Agency RMBS portfolio at September 30, 2013 is summarized below:

	Face Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Face	Fair Value/Face	Yield(1)	Coupon	CPR(2)
15 Year Fixed Rate	$5,995,535	$6,240,505	$102.43	$104.09	2.57%	3.14%	15.1%
20 Year Fixed Rate	89,615	96,644	103.08	107.84	3.48%	4.50%	31.3%
30 Year Fixed Rate	5,813,529	5,985,741	102.33	102.96	3.25%	3.70%	4.1%
Hybrid ARMs (3)	2,088,601	2,126,417	103.59	101.81	1.65%	2.57%	19.1%
Total/Weighted Average	$13,987,280	$14,449,307	$102.57	$103.30	2.72%	3.30%	12.4%
__________
(1) This is a forward yield and is calculated based on the cost basis of the security at September 30, 2013.
(2) CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at September 30, 2013. Securities with no prepayment history are excluded from this calculation.
(3) The weighted average months to reset of our Hybrid ARM portfolio was 68.9 at September 30, 2013. Months to reset is the number of months remaining before the fixed rate on a Hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMs in the portfolio reset annually.

Third Quarter 2013 Results
The Company had net income available to common shares of $25.4 million during the third quarter of 2013, or $0.14 per diluted common share, compared to net loss of $402.3 million, or $2.32 per diluted common share, in the second quarter of 2013. During the third quarter of 2013, the Company had Core Earnings plus Drop Income of $61.2 million, or $0.36 per diluted common share (Core Earnings of $39.1 million, or $0.23 per diluted common share, and Drop Income of $22.1 million, or $0.13 per diluted common share), compared to $63.4 million, or $0.37 per diluted common share (Core Earnings of $31.1 million, or $0.18 per diluted common share, and Drop Income of $32.3 million, or $0.19 per diluted common share), in the second quarter of 2013.

The Company’s interest rate spread net of hedge including drop income was 1.66% for the third quarter of 2013, compared to 1.36% for the second quarter of 2013.

The Company had a net gain from investments of $15.8 million, which included $407.7 million of net realized loss for the third quarter of 2013, compared to a net loss from investments of $656.3 million, which included $211.4 million of net realized loss, for the second quarter of 2013.

The Company’s net asset value per common share on September 30, 2013 was $10.10, after declaring a $0.34 dividend per common share on September 9, 2013, compared with $10.20 at June 30, 2013.

The Company’s operating expenses were $5.6 million, or 1.13% of average net assets, for the third quarter of 2013, compared to $5.7 million, or 0.98% of average net assets, for the second quarter of 2013. Operating expenses were stable during the quarter; however, the increase as a percentage of average net assets was a result of lower average net assets.

(dollars in thousands)	Three Months Ended
Key Balance Sheet Metrics	September 30, 2013	June 30, 2013
Average settled Agency RMBS (1)	$14,143,340	$15,974,500
Average total Agency RMBS (2)	$16,135,672	$19,944,791
Average repurchase agreements (3)	$12,180,713	$13,871,404
Average Agency RMBS liabilities (4)	$14,173,045	$17,841,695
Average net assets (5)	$1,977,424	$2,321,128
Average common shares outstanding (6)	170,351	174,145
Leverage ratio (at period end) (7)	6.5:1	7.5:1

Key Performance Metrics*
Average yield on settled Agency RMBS (8)	2.42%	2.03%
Average yield on total Agency RMBS including drop income (9)	2.67%	2.27%
Average cost of funds and hedge (10)	1.17%	1.17%
Adjusted average cost of funds and hedge (11)	1.01%	0.91%
Interest rate spread net of hedge (12)	1.25%	0.86%
Interest rate spread net of hedge including drop income (13)	1.66%	1.36%
Operating expense ratio (14)	1.13%	0.98%
__________

(1)	The average settled Agency RMBS is calculated by averaging the month end cost basis of settled Agency RMBS during the period.

(2)	The average total Agency RMBS is calculated by averaging the month end cost basis of total Agency RMBS during the period.

(3)	The average repurchase agreements are calculated by averaging the month end repurchase agreements balance during the period.

(4)	The average Agency RMBS liabilities are calculated by adding the average month end repurchase agreements balance plus average unsettled Agency RMBS during the period.

(5)	The average net assets are calculated by averaging the month end net assets during the period.

(6)	The average common shares outstanding are calculated by averaging the daily common shares outstanding during the period.

(7)	The leverage ratio is calculated by dividing (i) the Company's repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.

(8)	The average yield on settled Agency RMBS for the period is calculated by dividing interest income from Agency RMBS by average settled Agency RMBS.

(9)	The average yield on total Agency RMBS including drop income for the period is calculated by dividing interest income from Agency RMBS plus drop income by average total Agency RMBS.

(10)	The average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.

(11)	The adjusted average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average Agency RMBS liabilities.

(12)	The interest rate spread net of hedge for the period is calculated by subtracting average cost of funds and hedge from average yield on settled Agency RMBS.

(13)
The interest rate spread net of hedge including drop income for the period is calculated by subtracting adjusted average cost of funds and hedge from average yield on total Agency RMBS including drop income.

(14)	The operating expense ratio for the period is calculated by dividing operating expenses by average net assets.

*	All percentages are annualized.

Financing
At September 30, 2013, the Company had financed its portfolio with approximately $11.7 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.39% and a weighted average maturity of approximately 44.0 days. In addition, the Company had payable for securities purchased net of receivable for securities sold of $0.9 billion. This compared to $13.8 billion of borrowings under repurchase agreements and $1.5 billion of payable for securities purchased net of receivable for securities sold at June 30, 2013. During the third quarter of 2013, the Company did not experience material changes in the availability of repurchase agreement borrowings or to haircuts on the Agency RMBS that the Company uses as collateral for such borrowings. Below is a list of outstanding borrowings under repurchase agreements at September 30, 2013 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	% of Net Assets At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$676,855	5.8%	1.9%	45
Bank of Nova Scotia	643,785	5.5	1.0	43
Barclays Capital, Inc.	735,545	6.3	1.8	15
BNP Paribas Securities Corp	747,085	6.4	2.0	48
Cantor Fitzgerald & Co.	69,089	0.6	0.2	18
Citigroup Global Markets, Inc.	523,714	4.5	1.5	80
Credit Suisse Securities (USA) LLC	547,806	4.8	1.8	10
Daiwa Securities America, Inc.	288,108	2.5	0.8	127
Goldman Sachs & Co.	621,630	5.3	1.7	12
Guggenheim Liquidity Services, LLC	376,034	3.2	1.1	70
Industrial and Commercial Bank of China Financial Services LLC	673,294	5.7	1.7	51
ING Financial Markets LLC	696,166	5.9	2.0	38
J.P. Morgan Securities LLC	321,363	2.7	0.9	65
KGS Alpha Capital Markets	115,188	1.0	0.4	24
LBBW Securities LLC	134,102	1.1	0.5	24
Mitsubishi UFJ Securities (USA), Inc.	578,966	4.9	1.6	61
Mizuho Securities USA, Inc.	528,996	4.5	1.5	15
Morgan Stanley & Co. Inc.	680,834	5.8	1.8	58
Nomura Securities International, Inc.	379,942	3.2	1.0	94
RBC Capital Markets, LLC	614,379	5.2	1.8	49
The Royal Bank of Scotland PLC	183,892	1.6	0.6	9
South Street Securities LLC	345,988	2.9	1.3	49
UBS Securities LLC	592,119	5.0	1.6	54
Wells Fargo Securities, LLC	660,191	5.6	1.9	9
	$11,735,071	100.0%	32.4%
___

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense divided by net assets.

Hedging
The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financing of its Agency RMBS portfolio. As of September 30, 2013, the Company had entered into interest rate swap contracts with an aggregate notional amount of $7.1 billion, a weighted average fixed rate of 1.22%, and a weighted average expiration of 3.28 years. At September 30, 2013, the Company had entered into interest rate cap contracts with a notional amount of $3.9 billion, a weighted average cap rate of 1.40%, and a weighted average expiration of 5.61 years. In conjunction with reducing the leverage during the third quarter of 2013, the Company reduced the notional hedge balance outstanding at September 30, 2013 by $2.0 billion compared to June 30, 2013. All of the hedges terminated during the third quarter had a maturity of less than one year. The Company's interest rate swap and cap contracts outstanding at September 30, 2013 are described below (dollars in thousands):

Interest Rate Swaps	Weighted Average	Notional	Fair
Expiration Year	Fixed Pay Rate	Amount	Value
2014	1.41%	$1,290,000	$(12,720)
2015	2.15%	500,000	(12,309)
2016	1.71%	550,000	(14,969)
2017	0.91%	2,750,000	21,409
2018	1.16%	2,000,000	20,469
Total	1.22%	$7,090,000	$1,880

Interest Rate Caps	Weighted Average	Notional	Fair
Expiration Year	Cap Rate	Amount	Value
2015	1.40%	$500,000	$561
2019	1.56%	1,700,000	85,124
2020	1.25%	1,700,000	130,307
Total	1.40%	$3,900,000	$215,992

Drop Income
Drop income is a component of our net gain (loss) from investments on our statement of operations, and is therefore excluded from Core Earnings. Drop income is the difference between the spot price and the forward settlement price for the same security on trade date. This difference is also the economic equivalent of the assumed net interest margin (yield minus financing costs) of the bond from trade date to settlement date. The Company derives drop income through utilization of forward settling transactions.
The Company had drop income of $22.1 million, or $0.13 per diluted common share during the third quarter of 2013, compared to $32.3 million, or $0.19 per diluted common share, in the second quarter of 2013. The decrease in drop income reflects the overall reduction in the portfolio and the shift to more settled bonds relative to forward settling transactions.

During the third quarter of 2013, the Federal Reserve ("the Fed"), under its quantitative easing program, purchased approximately $201.0 billion of Agency RMBS, creating a shortage of physical securities, and leading to higher current month Agency RMBS prices. Higher current month prices relative to forward month prices will increase drop income, or net interest margin available for forward settling transactions. For example, as of October 4, 2013, this shortage increased the net interest margin on forward transactions by approximately 41 basis points (annualized) on Agency RMBS backed by 30 year Fannie Mae 3.5% mortgages when compared to settling the same security in the current month.

Prepayments
The portfolio recorded $489.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.8% and net amortization of premium of $22.6 million for the third quarter of 2013. This compared to $689.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 12.2% and net amortization of premium of $35.7 million for the second quarter of 2013.

The CPR of the Company’s Agency RMBS portfolio was approximately 5.5% for the month of October 2013.

Dividend
The Company declared a common dividend of $0.34 per share with respect to the third quarter of 2013, unchanged from the second quarter of 2013. Using the closing share price of $8.13 on September 30, 2013, the third quarter dividend equates to an annualized dividend yield of 16.7%.

Share Repurchase Program
In November 2012, the Company's board of directors authorized the repurchase of shares of common stock having an aggregate value of up to $250 million. During the third quarter of 2013, the Company repurchased 5.9 million shares with a weighted average purchase price of $7.77, or approximately $46.1 million in the aggregate. For the nine months ended September 30, 2013, the Company repurchased 8.4 million shares with a weighted average purchase price of $8.62, or approximately $72.4 million in the aggregate. These purchases were accretive to the Company's net asset value at the time the shares were repurchased.

Conference Call
The Company will host a conference call at 9:00 AM Eastern Time on Thursday, October 17, 2013, to discuss its financial results for the quarter ended September 30, 2013. To participate in the call by telephone, please dial 888.895.5271 at least 10 minutes prior to the start time and reference the conference passcode 35845088. International callers should dial 847.619.6547 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com.  To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.
A dial-in replay will be available on Thursday, October 17, 2013, at approximately 12:00 PM Eastern Time. To access this replay, please dial 888.843.7419 and enter the conference ID number 35845088#. International callers should dial 630.652.3042 and enter the same conference ID number.  A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.
CYS Investments, Inc. is a specialty finance company that primarily invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward-Looking Statements Disclaimer
This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to interest rate volatility, forward settling transactions, forward yield, and the effect of actions of the U.S. government, including the Fed, on our results. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which has been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYS INVESTMENTS, INC.
STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012*
ASSETS:
Investments in securities, at fair value (including pledged assets of $12,407,463, $14,696,745, $14,587,741 and $14,831,648, respectively)	$14,456,252	$17,218,204	$20,301,944	$20,861,718
Derivative assets, at fair value	267,409	365,067	135,427	124,169
Cash and cash equivalents	10,597	11,302	13,463	13,882
Receivable for securities sold and principal repayments	744,491	4,583,565	414,936	10,343
Interest receivable	38,773	44,212	44,817	46,558
Other assets	892	1,175	542	826
Total assets	15,518,414	22,223,525	20,911,129	21,057,496
LIABILITIES:
Repurchase agreements	11,735,071	13,809,319	13,760,475	13,981,307
Derivative liabilities, at fair value	49,537	54,242	58,464	98,575
Payable for securities purchased	1,656,724	6,126,222	4,657,501	4,515,501
Payable for cash received as collateral	35,488	106,742	32,471	28,910
Distribution payable	61,149	62,530	57,115	1,243
Accrued interest payable (including accrued interest on repurchase agreements of $2,865, $3,293, $4,164 and $11,717, respectively)	15,139	24,810	21,584	28,863
Accrued expenses and other liabilities	5,219	3,007	1,443	435
Total liabilities	13,558,327	20,186,872	18,589,053	18,654,834
NET ASSETS	$1,960,087	$2,036,653	$2,322,076	$2,402,662
Net assets consist of:
Preferred Stock, $25.00 par value, 50,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock, (3,000, 3,000, 3,000 and 3,000 shares issued and outstanding, respectively, $75,000 in aggregate liquidation preference)	$72,369	$72,369	$72,369	$72,369
7.50% Series B Cumulative Redeemable Preferred Stock, (8,000, 8,000, 0 and 0 shares issued and outstanding, respectively, $200,000 in aggregate liquidation preference)	193,550	193,550	—	—
Common Stock, $0.01 par value, 500,000 shares authorized (166,880, 172,781, 174,600 and 174,924 shares issued and outstanding, respectively)	1,669	1,728	1,746	1,749
Additional paid in capital	2,167,393	2,212,529	2,230,457	2,237,512
Retained earnings (accumulated deficit)	(474,894)	(443,523)	17,504	91,032
NET ASSETS	$1,960,087	$2,036,653	$2,322,076	$2,402,662
NET ASSET VALUE PER COMMON SHARE	$10.10	$10.20	$12.87	$13.31
________
* Derived from audited financial statements.

CYS INVESTMENTS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(In thousands, except per share numbers)	September 30, 2013	June 30, 2013	March 31, 2013
INVESTMENT INCOME
Interest income from Agency RMBS	$85,599	$80,991	$72,101
Other income	37	560	1,000
Total investment income	85,636	81,551	73,101
EXPENSES:
Interest	11,969	14,047	15,031
Compensation and benefits	3,453	3,425	3,320
General, administrative and other	2,144	2,246	2,233
Total expenses	17,566	19,718	20,584
Net investment income	68,070	61,833	52,517
GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	(407,728)	(211,418)	46,680
Net unrealized appreciation (depreciation) on investments	423,509	(444,877)	(125,491)
Net gain (loss) from investments	15,781	(656,295)	(78,811)
GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(23,744)	(26,699)	(21,956)
Net gain (loss) on termination of swap and cap contracts	25,707	7,329	8,630
Net unrealized appreciation (depreciation) on swap and cap contracts	(55,243)	215,546	23,417
Net gain (loss) from swap and cap contracts	(53,280)	196,176	10,091
NET INCOME (LOSS)	$30,571	$(398,286)	$(16,203)
DIVIDENDS ON PREFERRED STOCK	(5,203)	(3,995)	(1,453)
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$25,368	$(402,281)	$(17,656)
NET INCOME (LOSS) PER COMMON SHARE - BASIC & DILUTED	$0.14	$(2.32)	$(0.10)

Core Earnings:
Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) available to common shares excluding net gain (loss) from investments, net gain (loss) on termination of swap and cap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.
The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within other comprehensive income not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means to compare its Core Earnings to those of its peers. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.
The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, which may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended
(In thousands)	September 30, 2013	June 30, 2013	March 31, 2013
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$25,368	$(402,281)	$(17,656)
Net (gain) loss from investments	(15,781)	656,295	78,811
Net (gain) loss on termination of swap and cap contracts	(25,707)	(7,329)	(8,630)
Net unrealized (appreciation) depreciation on swap and cap contracts	55,243	(215,546)	(23,417)
Core Earnings	$39,123	$31,139	$29,108